SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549




                               FORM 8-K


                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)September 1, 1995


              DEAN WITTER REALTY GROWTH PROPERTIES, L.P.
        (Exact name of registrant as specified in its charter)


          Delaware                  0-18151                13-3286866
(State or other jurisdiction      (Commission         (I.R.S. Employer
 of incorporation)                 File Number)       Identification No.)


  Two World Trade Center, New York, New York                10048
   (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code      (212) 392-1054



(Former name or former address, if changed since last report)

 Item 2.  Acquisition or Disposition of Assets

     In August 1995, the Partnership entered into an Agreement of Sale with Hill Partners, Inc., an unaffiliated party, to sell the warehouse and five parcels of land which it owns at Braker Center. The negotiated minimum sales price is approximately $8.2 million. The closing of the sale of the warehouse and one parcel of land, for a purchase price of approximately $5,924,000, less closing costs, took place on September 1, 1995. The closings of the sales of three of the remaining parcels of land are scheduled to occur in October 1995 and February 1996. The closing of the sale of the final parcel of land (the "retail" parcel) is scheduled to occur in February 1997.

     Pursuant to the Agreement of Sale, the Partnership may continue to market the retail parcel prior to the closing date of the sale of that parcel. If the retail parcel is sold to a third party, the excess of the proceeds from such sale over the purchase price otherwise to be paid by Hill Partners, Inc. will be divided between the Partnership and Hill Partners, Inc.



                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DEAN WITTER REALTY GROWTH PROPERTIES, L.P

                            By: Dean Witter Realty Growth Properties Inc. Managing General Partner


                            By:   /s/E. Davisson Hardman, Jr.
                                  E. Davisson Hardman, Jr.
                                  President




Date:  September 15, 1995

Item 7. Financial Statements and Exhibits

Exhibits

(2) Agreement of Sale, dated August 3, 1995, with respect to the sale of the warehouse and the undeveloped land at Braker Center.

                            AGREEMENT OF SALE


       THIS AGREEMENT OF SALE (this "Agreement") is made and entered into by and between L.S. BRAKER ASSOCIATES, a Texas general partnership (hereinafter referred to as "SELLER") and HILL PARTNERS, INC. a Texas corporation (hereinafter referred to as "BUYER").


                         W I T N E S S E T H:

       WHEREAS, SELLER is the owner of those certain parcels of land located in Travis County, Texas, as more particularly described on Exhibit "A-1" (herein referred to as "Braker K"), Exhibit "A-2" (herein referred to as "Braker N"), and Exhibit "A-3" (the various parcels described on Exhibit A-3 being referred to as "Lot 2," "Lot 3A," "Lot 6," and "Lot 7", respectively) attached hereto and made a part hereof for all purposes (collectively, the "Land"). The Land specifically does not include the property more particularly described on Exhibit "B" which is commonly referred to as "Braker M"; and

       WHEREAS, BUYER desires to purchase the Property (defined below) from SELLER and SELLER desires to sell the Property to BUYER, all upon the following terms, covenants, and conditions.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and subject to all of the following terms, provisions and conditions, SELLER and BUYER agree as follows:

       1.Purchase and Sale. SELLER shall, on the date of the respective Closings (defined below) sell, assign, transfer, grant and convey to BUYER, and for the applicable Purchase Price set forth below BUYER shall purchase from SELLER, by good and sufficient special warranty deed (the "Deed"), upon all of the terms, covenants and conditions set forth in this Agreement, good and indefeasible fee simple title to the applicable portions of the Property (hereinafter defined), together with the rights and appurtenances thereto belonging and any right, title and interest of SELLER in and to adjacent streets, alleys and rights-of-way to the centerline thereof, subject only to those matters expressly permitted herein. The "Property" consists of the following described property:

       (a)the Land;

       (b)all improvements ("Improvements") on the Land, it being acknowledged that Braker K is improved with an approximately 150,092 square foot warehouse building, Braker N is improved with a surface parking area, and the remaining parcels are not improved with any buildings or other major improvements;

       (c)all of SELLER's right, title and interest in and to all leases (the "Leases") affecting the Property (being the Dell Building Lease, and the Parking Lot Lease, as hereinafter defined), and all tenant security deposits, if any, held by SELLER pursuant to the Leases;

       (d)All of SELLER's right, title and interest, if any, in and to all plans and specifications, appraisals, site plans, surveys, soil and substrata studies, architectural drawings, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind which relate to the Land or the Improvements, and all building permits, certificates of occupancy, licenses or permits and other property or rights relating to the operation, ownership, construction, repair or maintenance of the Improvements;

       (e)All intangible property owned by SELLER, if any, and used in connection with the Land and the Improvements which consists of only development entitlements, telephone numbers, contract rights and other agreements (the "Intangible Property"); Intangible Property specifically does not include any cash or bank accounts related to the Property.

       (f)all of SELLER's right, title and interest in all appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other tangible personal property, if any, located on or about the Land and Improvements or used exclusively in the operation and maintenance thereof including the rights, if any, of Seller in and to any assignable guarantees, warranties, or similar rights directly associated therewith (the "Personal Property"); and

       (g)all easements, if any, benefiting the Parcels or the Improvements.

       2.Purchase Prices.   The "Purchase Price" (herein so-called)
payable by BUYER to SELLER for each of the various portions of the Property shall be as follows:

       (a)As to Braker K (including the Improvements thereon), the "Purchase Price" shall be $5,535,173.00.

       (b)As to Braker N (including the Improvements thereon), the "Purchase Price" shall be an amount equal to the product of $2.50 multiplied by the number of gross square feet of land in Braker N, as determined by the Survey (defined below). The parties believe the Braker N Purchase Price will be approximately $387,684.00.

       (c)As to each of Lots 2, 6, 7, and 3A, the Purchase Price for the Lot in question shall be an amount equal to the product of $2.10 multiplied by the number of gross square feet of land contained in the applicable Lot as determined by the Survey. The parties believe that the Purchase Price for Lots 2, 6, and 7 will be approximately $1,733,195 in the aggregate, and that the Purchase Price for Lot 3A will be approximately $561,022.00.

In all cases the Purchase Price for the portion of the Property in question shall be paid in cash or immediately available funds at the applicable Closing.

       3.Contract Consideration.

       (a) Promptly upon the execution of this Agreement by BUYER and SELLER, BUYER shall deliver to the Title Company (as hereinafter defined) the sum of $25,000.00 (the "Deposit") in cash or by a check backed by good funds in the drawer's account. If a check is used it shall be immediately cashed by the Title Company and the proceeds thereof shall be the Deposit. SELLER shall not be bound hereby until the Deposit is received by the Title Company. If the Braker K and Braker N Closing has not yet occurred, then on or before August 1, 1995, BUYER shall increase the Deposit by $25,000.00 to a total of $50,000.00 (plus the amount of interest that may then be accrued on the original Deposit). Simultaneously with, and only in the event of the Braker K and Braker N Closing, Buyer shall increase the Deposit to a total of $100,000.00 (plus the amount of interest that may then be accrued on the original Deposit as supplemented). All of the Deposit shall be deposited by the Title Company promptly upon receipt into an interest-bearing account, and all interest earned thereon shall be retained in such account and treated as an additional Deposit for all purposes hereof. All interest earnings on the Deposit shall be reported to the Internal Revenue Service for the account of BUYER (Taxpayer I.D. No. __________).

       (b)The Deposit shall not be applied or credited against the Purchase Price of any portion of the Property until the Closing of the final portion of the Property to be purchased. At the Closing in which BUYER purchases all remaining unpurchased Property, the Deposit shall be applied toward the payment of the Purchase Price therefor.

       (c)Anything to the contrary herein notwithstanding, it is expressly agreed that the Deposit (or the portion that has been put up by BUYER at any relevant time) is consideration paid for the execution of this Agreement and shall not be refundable to BUYER under any circumstances whatsoever (including, without limitation, termination of this Agreement by BUYER during the Inspection Period, as a result of BUYER's disapproval of the Title Commitment (defined below) or Survey, or as a result of the failure of any condition or contingency to be satisfied), except (i) where SELLER defaults in the performance of its obligations to BUYER hereunder as provided for in Section 16 hereof; or (ii) if an estoppel certificate cannot be obtained from the tenant under the Dell Building Lease or the Parking Lease by the Braker K Closing Date. If such estoppel certificates cannot be obtained by the Braker K Closing Date, then BUYER may either (i) terminate this Agreement, upon which termination the Deposit shall be returned to BUYER by the Title Company; or (ii) waive the estoppel certificate requirement.

       4.Closings. The closing of the sale and purchase of the respective portions of the Property (each a "Closing" and collectively the "Closings") hereunder shall take place at Heritage Title Company, Inc., 98 San Jacinto Boulevard, Suite 40, Austin, Texas 78701, (the "Title Company"), or at such other place agreed to by SELLER and BUYER, on the date (each a "Closing Date") specified therefor below, or such earlier date as may be mutually agreed by BUYER and SELLER. The respective Closing Dates for the portions of the Property shall be as follows:

       (a)As to Braker K and Braker N, September 1, 1995;

       (b)As to Lots 6 and 7, the first business day that is at least sixty (60) calendar days after the expiration of the Inspection Period (hereinafter defined);

       (c)As to Lot 2, the first business day that is at least 180 calendar days after the Braker K and Braker N Closing; and

       (d)As to Lot 3A, the first business day that is at least 545 calendar days after the Braker K and Braker N Closing.

       5.Seller's Obligations at each Closing. At each Closing, SELLER shall deliver or cause to be delivered to BUYER the following:

    (i)Special Warranty Deed conveying title to the applicable portion of the Land and Improvements to BUYER, subject to the "Permitted Exceptions" (as hereinafter defined) applicable thereto;

   (ii)Where applicable, a Bill of Sale assigning to BUYER the Personal Property associated with the portion of the Land being conveyed;

  (iii)At the Braker K and Braker N Closings, an Assignment of Leases assigning to BUYER all of SELLER's right, title and interest, if any, to the Leases affecting the portions of the Land being sold;

   (iv)An irrevocable commitment (either in the form of a "marked" title binder or an instruction letter accepted by the Title Company) from the Title Company to issue to BUYER, at SELLER's expense, promptly after the Closing, an Owner Policy of Title Insurance in an amount equal to the Purchase Price applicable to the portion of the Property as described in Paragraph 2 hereof;

    (v)A certificate of Non-Foreign Status, in a form complying with
       Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto;

   (vi)All architectural and engineering drawings, utilities layout plans, topographical plans and the like, if any, in SELLER's possession and relating to the applicable portion of the Property.

  (vii)Originals or copies of all books, records and files maintained by SELLER's property manager relating to the leasing, operation and maintenance of the applicable portion of the Property, if any, as well as any keys to locks within any Improvements that may be in SELLER's possession.

 (viii)All permits, entitlements, plans and specifications, environmental studies, appraisals and surveys, if any, relating to the applicable portion of the Property being conveyed;

   (ix)Such other documents as counsel to SELLER and BUYER may mutually agree are necessary or appropriate to carry out the intents and purposes of this Agreement; and

    (x)Possession of the portion of the Property being sold at such Closing.

       6.BUYER'S Obligations at each Closing. At each Closing BUYER shall deliver or cause to be delivered to SELLER:

    (i)funds available for immediate disbursement at the Closing in an amount equal to the Purchase Price applicable to the portion(s) of the Property being sold, as adjusted for prorations of expenses as provided herein; and

   (ii)where applicable, a counterpart of the Bill of Sale and the Assignment of Leases, each executed by BUYER for the purpose of assuming, and indemnifying SELLER against, any and all obligations of the SELLER relating to the Leases and/or the Personal Property from and after the Closing, including, without limitation, any and all liabilities of SELLER for or in respect of security deposits (if any) under any Lease.

  (iii)such other documents as counsel to SELLER and BUYER may mutually agree are necessary or appropriate to carry out the intents and purposes of this Agreement.

       7.Special Agreements Regarding Braker K and Braker N.

       (a) Anything to the contrary herein notwithstanding, it is acknowledged that BUYER'S rights to purchase any portion of the Property are conditioned upon BUYER closing the purchase of the Braker K and Braker N portions of the Property on or before September 1, 1995, TIME BEING OF THE ESSENCE. The parties recognize that such time period may not permit the completion of the various inspection periods and due diligence processes contemplated herein in the manner set out herein (including, without limitation, review of the title to the Property and inspection thereof). However, since BUYER or its affiliates have been intimately involved with the Property for several years in various capacities, it is the parties' belief that BUYER will be able to satisfy itself as to such matters within the time available. The parties agree to proceed in good faith to attempt to close Braker K and Braker N within such period.

       (b)BUYER's obligations with respect to Braker K and Braker N are expressly contingent upon BUYER obtaining and closing equity and/or debt financing for its purchase of Braker K and Braker N on or before the Braker K and Braker N Closing Date. SELLER will have no obligation to incur liability or expend money or assets in connection with BUYER's financing, which shall be the sole responsibility of BUYER. Subject to the foregoing sentence the parties agree to cooperate in order to attempt to arrange a Braker K and Braker N Closing within the available time period. BUYER shall proceed diligently to attempt to arrange satisfactory financing for Braker K and Braker N by the Braker K and Braker N Closing Date.

       (c)In addition to the other requirements herein, at the Braker K and Braker N Closing, and as a condition thereto, an estoppel certificate must be delivered in form and substance reasonably satisfactory to BUYER with respect to the Dell Building Lease and the Parking Lease (as such terms are defined on Schedule 1 attached hereto) from the tenant(s) thereunder. SELLER and BUYER shall reasonably cooperate to obtain the necessary certificates from the tenant(s) under the Dell Building Lease and the Parking Lease, but neither party shall have liability to the other if such certificate cannot be obtained. If the estoppel certificates are not obtained, BUYER shall have the rights provided for in subsection 3(c) hereof.

       (d)SELLER represents to BUYER that there are no Leases affecting Braker K other than the Dell Building Lease and no Leases affecting Braker N other than the Parking Lease.

       8.Special Agreements Regarding Lot 3A. Notwithstanding that the Property includes Lot 3A, and that BUYER will be obligated to purchase Lot 3A on the terms hereof if it has not previously been sold prior to the Lot 3A Closing Date hereunder, it is the mutual preference of BUYER and SELLER that Lot 3A instead be sold to a third party during the term of this Agreement and the parties will cooperate in that regard on the following basis:

       (a)SELLER shall have the continuing right to market Lot 3A to the public, and shall have the right to enter into a contract and to sell Lot 3A to a third party on terms satisfactory to SELLER. Any such activity with respect to Lot 3A, including the sale thereof to a third party, will not be a default by SELLER hereunder, will not affect BUYER's obligations with respect to the remainder of the Property, and will not affect BUYER's obligation to purchase Lot 3A if it remains unsold on the Lot 3A Closing Date.

       (b)BUYER will have the right to propose prospective sales of Lot 3A to SELLER during the term of this Agreement, but SELLER will have no obligation to accept any such proposals.

       (c)In the event Lot 3A is sold to a third party during the term of this Agreement, the amount (the "Excess"), if any, by which the net proceeds of such transaction exceeds the net proceeds that would be received by Seller if Lot 3A were sold pursuant to this Agreement to BUYER (at $2.10 per gross square foot) will be divided between BUYER and SELLER as follows:

    (i)If such sale closes and funds within 180 days after the date of execution of this Agreement, SELLER will pay to BUYER 50% of the Excess;

   (ii)If the sale occurs more than 180 days, but less than 1 year after the date of execution of this Agreement, SELLER shall pay to BUYER 40% of the Excess;

  (iii)If the sale occurs more than 1 year after the date of execution of this Agreement, SELLER shall pay to BUYER 30% of the Excess.

       The foregoing amounts, if any, payable to BUYER shall be in lieu of any commission or other compensation that might otherwise be payable to BUYER with respect to its participation in any such sale, but shall be payable to BUYER whether or not BUYER is a procuring cause of the transaction in question.

       (d)Notwithstanding the foregoing, SELLER's right to market and sell Lot 3A to a third party shall terminate ninety (90) days before the Lot 3A Closing Date, after which SELLER may not sell Lot 3A to a third party without BUYER's consent.

       9.Title and Survey Review.

       (a)Within fifteen (15) days after BUYER places the initial Deposit with the Title Company, SELLER shall, at SELLER's sole cost and expense cause the Title Company to issue, and deliver to SELLER and BUYER a commitment for an Owner Policy of Title Insurance in favor of BUYER covering the Property (the "Title Commitment"), which Title Commitment shall be dated subsequent to the date of this Agreement and shall be accompanied by copies of all recorded documents relating to easements, rights-of-way, and other matters affecting title thereto. The Title Commitment shall address each parcel of the Property separately.

       (b)Within fifteen (15) days after BUYER places the initial Deposit, SELLER shall, at SELLER's expense deliver to BUYER a survey of the Property (the "Survey"). The Survey shall be prepared by a licensed surveyor or engineer, shall be certified to BUYER, SELLER and the Title Company, and shall otherwise be in a form acceptable to the Title Company to permit, at BUYER's sole cost and election, modification of the survey exception to the Owner Policy of Title Insurance to be delivered to BUYER at the Closings to read "shortages in area" only. The Survey shall indicate each parcel of the Property separately.

       (c)BUYER shall, within ten (10) days after receipt of the Title Commitment and Survey, give SELLER written notice of any objections to title to the Property or any portion thereof. BUYER's failure to timely give such written notice of objection shall be deemed to be BUYER's approval of the Title Commitment and the Survey and all matters shown therein as applicable to a portion of the Property and not objected to by BUYER shall be deemed approved by BUYER for all purposes hereof and shall be the "Permitted Exceptions" applicable to such portion of the Property.

       (d)In the event BUYER objects to any of the items or matters shown in the Title Commitment or Survey SELLER may undertake, but shall not be obligated to undertake, to eliminate or modify all such matters to which BUYER has objected to the reasonable satisfaction of BUYER within fifteen (15) days after receipt of BUYER's objections. Notwithstanding the foregoing, SELLER shall be obligated to discharge SELLER's mortgage indebtedness on the respective portions of the Property at the applicable Closing and convey the portion of the Property in question free and clear of mortgage liens. In the event SELLER elects not to or fails to eliminate or modify such matters to which BUYER has objected on or before the end of such fifteen (15) day period, BUYER shall have the right to terminate this Agreement by written notice to SELLER given within five (5) days after expiration of such fifteen (15) day period, whereupon the Deposit shall be paid over to SELLER as independent consideration for the execution of this Agreement. If BUYER fails to terminate this Agreement within such five (5) day period, BUYER shall be deemed to have waived any remaining unsatisfied objections, and any such remaining matters shall thereafter be deemed approved by BUYER and shall be "Permitted Exceptions" for all purposes. Mortgage liens shall not be "Permitted Exceptions". In any such event no adjustment shall be made in the Purchase Price, unless hereafter otherwise agreed in writing by the parties hereto.

       (e)BUYER and SELLER agree that the termination rights of the parties under this Section (as well as all other portions of the Agreement, whether specified as such or not) are applicable on an "all-or-none" basis as to all remaining Property that has not been purchased by BUYER, and unless the parties mutually otherwise agree neither party shall be permitted to terminate this Agreement as to a portion of the Property.

       10.Inspection Period.

       (a)BUYER shall have a period (the "Inspection Period") beginning on the effective date of this Agreement and ending on the earlier of (i) September 1, 1995, or (ii) the Braker K and Braker N Closing Date, within which to examine the Property and each portion thereof to determine its adequacy for BUYER'S needs. In the event BUYER objects, in its sole discretion, on or before the end of the Inspection Period, to the results of Studies (as defined below), or otherwise determines that the Property is unacceptable to BUYER, BUYER shall have the right to terminate this Agreement, in its sole discretion, by written notice to SELLER on or before the end of the Inspection Period, whereupon the portion of the Deposit which has theretofore been put up by BUYER shall be paid over to SELLER as independent consideration for the execution of this Agreement. In the event BUYER fails to notify SELLER of the termination of this Agreement prior to the end of the Inspection Period BUYER shall have no further rights to terminate this Agreement pursuant to this Section.

       (b)During the Inspection Period, BUYER, at its sole cost and expense, shall have the right, subject to the rights of the tenants under the Leases, to conduct such environmental, engineering, or other reasonable studies on the Property (collectively referred to as the "Studies") which BUYER deems appropriate in its sole discretion, and to go on the Property for the purpose of conducting the Studies. BUYER agrees to avoid causing any damage to the Property or any portion thereof in connection with such Studies, to the maximum extent reasonably practicable, and to pay promptly any and all costs and expenses incurred by BUYER in connection with the Studies, and to allow no liens to accrue or become affixed against the Property or any portion thereof on account of the Studies. Further, BUYER shall be responsible for any damages or costs caused by the persons conducting the Studies in the exercise of BUYER's rights to do so hereunder, including BUYER, its employees, contractors or agents, and BUYER agrees to indemnify and hold SELLER harmless from any and all liens, claims, damages, demands, suits, actions or causes of action arising out of or in connection with BUYER's exercise of its rights to conduct the Studies hereunder. BUYER further agrees that it shall not interfere with the reasonable use of the Property by SELLER or any tenant during the Inspection Period. In the event BUYER terminates this Agreement prior to the Closing pursuant to any provision hereof, or fails to consummate the Closing of the transactions provided for in this Agreement for any other reason, BUYER agrees to provide to SELLER copies of any and all reports of the Studies regarding the Property prepared pursuant to this Section.

       (c)Notwithstanding the foregoing, BUYER shall not conduct any environmental tests that involve drilling or core samples, or any other so-called "Phase II" environmental testing, without the prior written permission of SELLER, which permission shall not be unreasonably withheld.

       (d)To assist BUYER in its evaluation of the Property, within ten (10) days after the execution of this Agreement SELLER will provide to BUYER a copy of each Lease and each environmental, engineering, and soils report, if any, regarding the Property (to the extent that SELLER has a copy of such report and has not previously provided it to BUYER).

       (e)The obligations of BUYER to SELLER under the foregoing provisions of this Section shall survive Closing and/or any termination of this Agreement.

       11.Owner's Title Policy. At each Closing SELLER shall cause to be furnished to BUYER a standard Owner Policy of Title Insurance as used in the State of Texas, issued by the Title Company, insuring the good and indefeasible fee simple title of BUYER to the portion of the Property being transferred and in the amount of the applicable Purchase Price. The cost of such Owner Policy of Title Insurance shall be paid by SELLER, but if BUYER elects to have the survey exception amended to read "shortages in area" only, the additional premium for such modification shall be paid by BUYER. The only "Permitted Exceptions" (herein so-called) to said Owner Policy of Title Insurance shall be as follows:

       (a)The standard printed exceptions contained therein, provided, however, (i) the exception relating to restrictive covenants shall specifically describe all recorded restrictive covenants;
       (ii) at the election and sole cost of BUYER, the survey exception shall be modified to read "shortages in area" only;
       (iii) the exception for taxes shall be limited to standby fees and taxes for the year of Closing and subsequent years and subsequent assessments for prior years due to change in land usage or ownership; and (iv) there shall be no exception for the rights of parties in possession;

       (b)Any other matters approved in writing by BUYER (or deemed approved pursuant to the provisions hereof) and/or exceptions or liens caused by the actions of BUYER.

       12.Expenses; Prorations.

       (a)Real estate taxes relating to the portion of the Property being conveyed shall be prorated at the applicable Closing between the parties hereto as of the date of the Closing, except in the case of taxes payable directly by the tenant under a Lease, if applicable, as to which no proration shall be made and the BUYER will cause the tenant to pay the taxes on the Property. If the Closing shall occur before the tax rate is fixed for the year of Closing, the apportionment of real estate taxes shall be upon the basis of real estate taxes for the preceding year and a cash adjustment shall be made between the parties at such time as the real estate tax statements for the year of Closing are available. Each party shall pay for its own attorneys' fees. Recording costs and the Title Company fees and charges shall be shared equally by the parties, except: (i) the basic cost of the Owner Policy of Title Insurance covering the Property shall be paid by SELLER; (ii) the cost of the modification of the survey exception to read "shortages in area" only, if elected by BUYER, shall be paid by BUYER; and (iii) any costs or charges associated with any financing and/or equity investment that BUYER may utilize shall be borne solely by BUYER.

       (b)Except for delinquent rent, all rent under the Leases shall be prorated to the date of the applicable Closing. Delinquent rent shall not be prorated but shall remain the property of SELLER. Payments received from tenants from and after the date of Closing shall be applied first to rents then due for the current period and then to rents applicable to periods prior to the date of Closing, with payments in respect of expenses being prorated over the periods to which they relate, whether payable monthly, quarterly, annually, or otherwise. BUYER shall use reasonable efforts to collect rents and other sums attributable to periods prior to Closing, whether delinquent or otherwise, for the benefit of SELLER, and shall cooperate with SELLER in the collection of any such amounts, but shall not be required to file suit against any tenant in connection therewith.

       (c)The amount of any security deposits held by SELLER under any Lease shall be credited to BUYER, and BUYER shall assume the liability of SELLER with respect thereto and indemnify SELLER regarding such liability. Any utility deposits and other types of performance deposits with respect to the Property paid by or on behalf of SELLER shall be paid to SELLER by BUYER at Closing to the extent the same are assignable and refundable.

       (d)All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance and service charges and all other normal operating charges of the Property not otherwise provided for herein, shall be prorated between SELLER and BUYER as of the Closing. In the event any accrued and unpaid expenses (as of the Closing Date) are paid subsequent to the Closing Date by BUYER, SELLER shall promptly reimburse BUYER by an amount equal to such accrued and unpaid expenses, or in the event SELLER has prepaid any expenses relating to a period of time subsequent to the Closing Date, SELLER shall receive a credit or a post-closing adjustment payment therefor from BUYER.

       (e)Notwithstanding anything in this Agreement to the contrary, at the Closing of each portion of the Property, SELLER shall terminate any and all management agreements affecting such portion of the Property at no cost, expense or liability to BUYER or the Property.

       13.Representations and Disclaimer.

       (a)SELLER represents and warrants to BUYER, as of the date hereof, that:

    (i)To the best of SELLER's knowledge, SELLER has not received any written notice of any violation of any ordinance, regulation, law or statute from any governmental agency regarding the Property which has not been complied with or disclosed to BUYER, including, without limitation, any notice requiring any remediation of any environmental conditions existing on the Property.

   (ii)To the best of SELLER's knowledge, (A) there are no pending condemnation actions with respect to the Property, nor (B) has SELLER received any notice of any such actions being contemplated.

  (iii)There are no options, purchase contracts or other agreements, written or oral, whereunder or whereby any person has any right, title or interest in, or right to acquire, the Property.

   (iv)SELLER has the full right and authority to enter into this Agreement and to consummate the sale, transfer and assignment contemplated herein, and the person or persons signatory to this Agreement and any document executed pursuant hereto on behalf of SELLER have full power and authority to bind SELLER. No consent or authorization from any court or governmental authority is required to permit SELLER to consummate the sale of the Property contemplated hereby.

    (v)To the best of SELLER's knowledge, there is no litigation, action or proceeding pending or threatened, against the Property which would in any manner constitute a lien, claim, or obligation of any kind against the Property.

   (vi)Except for the Dell Building Lease and the Parking Lease, there are no Leases affecting, or parties in possession of, any portion of the Property.

       (b)BUYER represents and warrants to SELLER, as of the date hereof, that BUYER has the full right and authority to enter into this Agreement and to consummate the sale, transfer and assignment contemplated herein, and the person or persons signatory to this Agreement and any document executed pursuant hereto on behalf of BUYER have full power and authority to bind BUYER. No consent or authorization from any court or governmental authority is required to permit BUYER to consummate the sale of the Property contemplated hereby.

       (c)WITH RESPECT TO EACH PORTION OF THE PROPERTY, THE FOREGOING REPRESENTATIONS OF SELLER SHALL SURVIVE FOR A PERIOD OF SIX MONTHS AFTER THE CLOSING OF THE APPLICABLE PORTION OF THE PROPERTY, AND NONE OF SUCH REPRESENTATIONS AND WARRANTIES SHALL BE MERGED INTO THE RESPECTIVE DEED.

       (d)BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED OR AS EXPRESSLY SET FORTH HEREIN), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO EACH PORTION OF THE PROPERTY. SPECIFICALLY, BUT WITHOUT LIMITATION, OTHER THAN AS SPECIFICALLY SET FORTH HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING (A) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USES LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OR ANY PORTION THEREOF OF ANY HAZARDOUS MATERIALS OR CONDITIONS AFFECTED BY ENVIRONMENTAL LAWS; (B) THE SUITABILITY OF ANY PORTION OF THE PROPERTY FOR ANY AND ALL USES WHICH BUYER MAY CONDUCT THEREON AND (C) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PORTION OF THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT EACH PORTION OF THE PROPERTY DURING THE INSPECTION PERIOD, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF EACH PORTION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER AGREES TO ACCEPT EACH PORTION OF THE PROPERTY AND HEREBY WAIVES AND RELEASES SELLER FROM ALL OBJECTIONS OR CLAIMS AGAINST SELLER ARISING FROM OR RELATED TO THE PROPERTY OR ANY PORTION THEREOF OR TO ANY HAZARDOUS MATERIALS ON ANY PORTION OF THE PROPERTY, WHETHER BY CONTRACT, UNDER LAW, UNDER ANY RIGHT OF CONTRIBUTION, OR OTHERWISE.

       (e)BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO EACH PORTION OF THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO ANY PORTION OF THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

       (f)BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF EACH PORTION OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN NEGOTIATED BASED ON THE FACT THAT EACH PORTION OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.

       14.Brokers and Commissions.

       (a)Each party ("Indemnitor") represents and warrants to the other party ("Indemnitee") that except for Hill Partners, Inc. ("Broker") there are no brokers involved in this transaction acting for and on behalf of Indemnitor for which a brokerage commission would be due, and agrees to indemnify and hold Indemnitee harmless from any and all claims for real estate or brokerage commissions arising out of this transaction from any broker or brokers purporting to have acted on behalf of Indemnitor. At the Closing of each parcel of the Property and conditioned upon the actual Closing of the sale and payment of the Purchase Price therefor by BUYER to SELLER, SELLER shall be responsible for the payment of a commission to Broker in an amount equal to one-half of one percent (0.50%) of the applicable Purchase Price.

       (b)BUYER acknowledges that Broker has advised BUYER that BUYER should have an abstract covering the Property examined by an attorney of Buyer's selection, or BUYER should be furnished with or obtain a policy of title insurance covering the Property.

       15.Non-Assignability. This Agreement may not be assigned by BUYER without the express written consent of SELLER, which consent may be withheld by SELLER for any reason whatsoever; however, at any particular Closing BUYER may designate a partnership or other entity in which BUYER or an affiliate of BUYER which is under the managerial control of the principals of BUYER or an affiliate thereof as the designee of BUYER for the purchase of the portion of the Property in question. Any such designee shall be the grantee of the Deed to such portion of the Property, shall be the insured under the Title Policy for the portion of the Property in question, and shall be the beneficiary of any continuing covenants of SELLER relating to the portion of the Property in question; provided that such designee shall not succeed to the rights or obligations of BUYER with respect to any other portion of the Property, and further provided that as a condition thereto the designee shall execute an assumption of any on-going obligations of the BUYER hereunder in respect of the portion of the Property in question.

       16.Defaults and Remedies.

       (a)In the event SELLER shall fail to consummate the sale of the Property or a portion thereof for any reason, except BUYER's default or the timely and proper termination of this Agreement by BUYER pursuant to any of the provisions hereof, BUYER may, at its option and as its sole remedy, either: (i) terminate this Agreement, upon which termination the Deposit shall be returned to BUYER by the Title Company; or (ii) enforce specific performance of this Agreement.

       (b)In the event BUYER should fail to consummate the purchase of the Property for any reason, except SELLER's default or the timely and proper termination of this Agreement by BUYER pursuant to any of the provisions hereof, SELLER, as SELLER's sole remedy for BUYER's breach of this Agreement, may terminate this Agreement by written notice given to BUYER and the Title Company, in which case the Deposit shall be paid over to SELLER as liquidated and agreed damages. Nothing in the foregoing provision shall limit SELLER's rights as provided elsewhere herein to receive the Deposit in other circumstances where BUYER is not in default hereunder.

       (c)In the event either party becomes entitled to the Deposit in accordance with the terms of this Agreement the Title Company is hereby authorized to immediately pay the Deposit and all interest accrued thereon to the party so entitled thereto. In the event the Title Company requires same, BUYER and SELLER covenant and agree to deliver a letter of instruction to the Title Company directing the disbursement of the Deposit to the party entitled thereto and indemnifying the Title Company against any and all claims arising out of such payment. In the event either party hereto fails or refuses to sign or deliver such an instruction letter when the other party is entitled to such disbursement, then the party so failing or refusing to sign or deliver such letter shall pay, upon the final order of the court with appropriate jurisdiction that such other party is entitled to such disbursement, all reasonable attorney's fees and expenses incurred by the party so entitled to such disbursement in connection with its recovery thereof and interest on such amount disbursed at the maximum rate allowed by state or federal law from the date of refusal to sign such requested release of funds.

       (d) If this Agreement is terminated as a result of a default by either party subsequent to a Closing, the rights and obligations of the parties with respect to portions of the Property previously closed shall continue to exist notwithstanding such termination, but BUYER shall have no further rights to purchase portions of the Property not theretofore closed.

       17.Miscellaneous.

       (a)Notices. Any notice to be given or to be served upon any party hereto, in connection with this Agreement, must be in writing, and given by either certified or registered mail, and shall be deemed to have been given and received when a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail, and if given otherwise than by certified or registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to the parties hereto at the following addresses:

       If to SELLER:
       C/O Dean Witter Realty, Inc.

       Two World Trade Center

       New York, New York  10048

       Attn: Mr. John McNamara
       Fax: 212/392-3123


       With copies to:
       Charles W. Morris, Esq.
       Brown McCarroll & Oaks Hartline
       300 Crescent Court
       Suite 1400
       Dallas, Texas  75201-6929
       FAX:  214/999-6170

       If to BUYER:
       Hill Partners, Inc.
       2800 Industrial Terrace
       Austin, Texas 78759
       FAX:  512-835-1222

       With copies to: David P. Crist, Esq.
       98 San Jacinto Blvd.
       Austin, TX  78701
       FAX: 512-477-2385

       Any party hereto may, at any time by giving five (5) days' written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given. Any notice required or permitted to be delivered hereunder may also be given by facsimile transmission or by any courier service which guarantees overnight, receipted delivery. Any notice given to the proper address will be deemed to have been received on the earlier of: (i) actual receipt, or (ii) the first business day following deposit with an overnight courier service which guarantees receipted delivery.

       (b)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and the obligations of the parties created hereunder are performable in Travis County, Texas.

       (c)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       (d)No Waiver. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by either party to seek a remedy for any breach of this Agreement or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach.

       (e)Severability. In case any one or more of the material provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall terminate in its entirety and be of no further force or effect; provided, however, if any one or more of the non-material provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable nonmaterial provisions had never been contained herein.

       (f)Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter, and this Agreement may be amended or modified only be a written agreement signed by both parties hereto.

       (g)Caption. The descriptive headings of the paragraphs contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       (h)Time. Time is of the essence in the performance of the parties' respective obligations contained in this Agreement.

       (i)Expenses and Attorneys' Fees. Except as specifically provided herein, each party hereto shall bear and pay its own costs and expenses incurred in connection with the transactions contemplated by this Agreement, including, but not limited to, the costs of all investigations and proceedings in connection herewith and the fees and expenses of their respective counsel, financial advisors and accountants; provided, however, in the event that any dispute between the parties hereto should result in litigation, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable attorneys' fees, incurred in connection with such litigation.

       (j)Exhibits. All exhibits attached to this Agreement are hereby incorporated herein and for all purposes made a part hereof.

       (k)Further Assurances.

     L.In addition to the obligations required to be performed hereunder by SELLER prior to or at the applicable Closing, SELLER agrees to perform such other reasonable acts and to execute, acknowledge and/or deliver subsequent to the Closing such other reasonable instruments, documents and other materials as BUYER may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the applicable portions of the Property in BUYER.

   (ii)In addition to the obligations required to be performed hereunder by BUYER prior to or at the applicable Closing, BUYER agrees to perform such other reasonable acts, and to execute, acknowledge and/or deliver subsequent to the Closing such other reasonable instruments, documents and other material, as SELLER may reasonably request in order to effectuate the consummation of the transactions contemplated herein.

       (l)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

       (m)Number and Gender. All words herein shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context may require.

       (n)Date of Agreement. When used herein, the phrases "the date of this Agreement," the "effective date," "the date hereof" or similar phrases shall mean that date upon which the Title Company has received a fully executed counterpart of this Agreement and the initial Deposit.

       (o)DTPA WAIVER.  BUYER REPRESENTS AND WARRANTS TO SELLER THAT
       (A) BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (B) BUYER IS REPRESENTED BY LEGAL COUNSEL, (C) THE PROPERTY WILL NOT BE USED AS A FAMILY RESIDENCE, (D) BUYER IS
       A BUSINESS CORPORATION THAT EITHER HAS ASSETS OF $5,000,000 OR MORE, OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $5,000,000 OR MORE, OR BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. BUYER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE "DTPA") AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. BUYER COVENANTS NOT TO SUE SELLER UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW.

       (p)Escrow Agent. Title Company (hereinafter in this subparagraph in its capacity as holder of the Deposit only being referred to as the "Escrow Agent") shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:


       A.The Escrow Agent undertakes to perform only such duties with respect to the Deposit as are expressly set forth in this Agreement and no implied duties or obligations with respect to the Deposit shall be read into this Agreement against Escrow Agent.


       B.In performing its activities hereunder in such capacity, Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties in such capacity under this Agreement shall be limited to those provided in this Agreement.


       C.Unless Escrow Agent discharges any of its duties under this Agreement with respect to the Deposit in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, SELLER and BUYER shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent with respect to the Deposit under this Agreement; and in such connection SELLER and BUYER shall indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.


       D.If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent with respect to the Deposit, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.


       E.Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

       Nothing in this subparagraph shall in any manner affect the obligations of the Title Company in its capacity as the issuer of the Title Commitment and/or the Title Policy, nor in its capacity as the closer of the transaction, nor shall the foregoing indemnities of BUYER and SELLER be applicable to the Title Company other than in its capacity as the holder of the Deposit.

       18.Confidentiality. The parties agree that neither party will provide any information relating to the existence or terms of this Agreement, or, in the case of BUYER, any information relating to the Property produced or obtained in connection with the transaction contemplated hereby, to any third party except for consultants, attorneys, prospective lenders or tenants, or others who have a business need for such information in connection with the transaction itself, all of whom shall be directed to maintain the confidentiality of such information. No public announcement with respect to the transaction contemplated hereby shall be made prior to the Closing thereof, and any announcement subsequent to the Closing shall not disclose the terms hereof.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set out below but to be effective as of the effective date provide for herein.

       SELLER:

       L.S. BRAKER ASSOCIATES, a Texas general partnership

                        By:  Liberty Street/Braker Associates, a
                             Texas limited Partnership,
                             General Partner


                                By:/s/E. Davisson Hardman,Jr.
                                   E. Davisson Hardman, Jr.
                                   General Partner


                                    By:/s/William B. Smith
                                       William B. Smith,
                                       General Partner


                                    By:  Dean Witter Realty Growth
                                         Properties, L.P., a Delaware
                                         limited partnership, General
                                         Partner


                                    By:/s/E. Davisson Hardman, Jr.
                                       E. Davisson Hardman, Jr.
                                       President


                                    By:/s/Matthew M. Horgan
                                       Matthew M. Horgan,
                                       Assistant Secretary


                                    BUYER:

                                    HILL PARTNERS, INC.,
                                    a Texas corporation


                                    By:/s/Richard S. Hill
                                    Name:Richard s. Hill
                                    Title:President
                                    Date of Execution:August 2, 1995


      The undersigned attorney hereby acknowledges that it has acted as BUYER's counsel in connection with this Agreement and is executing this Agreement for the sole purpose of compliance with
Section 17.42(a)(3) of the Texas Deceptive Trade Practice Act.


                                         By:/s/David P. Crist, Esq.
                                             David P. Crist, Esq.
                                             Counsel for BUYER

                                            Dated:August 3, 1995


                                    HERITAGE TITLE COMPANY:

Date Deposit Received
and the "Effective Date" of
this Agreement:                     By:/s/Brenda K. Hiridsman
August 3, 1995                      Name:Brenda K. Hiridsman
                                    Title:/s/Vice President

      The undersigned "Broker" is signing this Agreement to acknowledge and to inform SELLER and BUYER (1) that the calculation of the commissions which will be paid to Broker pursuant to this Agreement is true and correct; and (2) that Broker is acting as the broker for the BUYER in connection with this transaction.


                                    HILL PARTNERS, INC.,
                                    a Texas corporation


                                    By:/s/Richard S. Hill
                                    Name:Richard S. Hill
                                    Title:President

                              EXHIBIT A-1


                        DESCRIPTION OF BRAKER K

Lot Three (3), AMENDED PLAT OF STONEHOLLOW SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 62A-62B of the Plat Records of Travis County, Texas.

                              EXHIBIT A-2


                        DESCRIPTION OF BRAKER N

Lot Four (4), AMENDED PLAT OF STONEHOLLOW SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 62A-62B of the Plat Records of Travis County, Texas.

                              EXHIBIT A-3


Description of Lot 2:

Lot Two (2), AMENDED PLAT OF STONEHOLLOW SECTION TWO, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 62A-62B of the Plat Records of Travis County, Texas.



Description of Lot 3A:

Lot Three-A (3-A), a subdivision of Lot Three (3), AMENDED PLAT OF STONEHOLLOW SECTION THREE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 62A-62B of the Plat Records of Travis County, Texas.



Description of Lot 6:

Lot Six (6), AMENDED PLAT OF STONEHOLLOW SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 62A-62B of the Plat Records of Travis County, Texas.



Description of Lot 7:

Lot Seven (7), AMENDED PLAT OF STONEHOLLOW SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 62A-62B of the Plat Records of Travis County, Texas.

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                               EXHIBIT B


                        DESCRIPTION OF BRAKER M

Lot Two (2), AMENDED PLAT OF STONEHOLLOW SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 62A-62B of the Plat Records of Travis County, Texas.

                              SCHEDULE 1

                                LEASES


1. "Dell Building Lease": means that certain Lease Agreement for Braker K dated January 6, 1989 executed by Braker K Associates and Dell Corporate Services Corporation as amended by (i) that certain First Amendment to Lease Agreement Between Braker K Associates, a Texas Limited Partnership, as Landlord, and Dell USA, L.P., a Texas Limited Partnership, a Tenant, executed by Braker K Associates and Dell USA, L.P. and (ii) that certain Second Amendment to Lease Agreement for Braker K dated February 2, 1995 executed by Braker K Associates and Dell USA L.P.

2. "Parking Lease" means that certain Parking Ground Lease dated February 28, 1995 executed by Braker Lane III Associates and Dell USA, L.P.